UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 11, 2006
                                                         ----------------

                            CHINA AGRI-BUSINESS, INC.
             (Exact name of registrant as specified in its charter)

        MARYLAND                       333-140118               20-3912942
--------------------------------      --------------        -------------------
(State or other jurisdiction of        (Commission           (IRS Employer
     incorporation)                    File Number)         Identification No.)


                   FINANCE PLAZA 9TH FLOOR HI-TECH ROAD NO. 42
                       HI-TECH INDUSTRIAL DEVELOPMENT ZONE
                      XI'AN, SHAANXI, CHINA               710068
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: +86-29-88222938
                                                           ---------------

                                       N/A
            --------------------------------------------------------
           (Former Name and Address if Changed since the last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01          OTHER EVENTS

         On October 11, 2007, China Agri-Business, Inc. (the "Company") completed an underwriter initial public offering of an aggregate of $379,800 in gross proceeds from the sale of 379,800 units for $1.00 per unit. Each unit consists of (i) one share of common stock, par value $0.001 per share, (ii) one warrant to purchase one share of the Company's common stock at $1.50 per share and (iii) one warrant to purchase one share of the Company's common stock at $2.00 per share (the "Offering"). The full details of the Offering can be found in the Company's prospectus dated July 13, 2007 and its supplements dated July 25, 2007 and September 21, 2007 available at www.sec.gov. The Offering was underwritten by Spencer Edwards, Inc.

         The Company's common stock has been approved for quotation on the over-the-counter Bulletin Board under the trading symbol CHBU.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CHINA AGRI-BUSINESS, INC
(Registrant)

Date: October 17, 2007                               /S/ LIPING DENG
                                                     -------------------------
                                                     Liping Deng
                                                     Chief Executive Officer and
                                                     President (principal
                                                     executive officer)